United States
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                November 19, 2004
                                -----------------


                                   FNB BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                   California
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


       000-49693                                           92-2115369
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


975 El Camino Real, South San Francisco, California                     94080
---------------------------------------------------                   ----------
     (Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (650) 588-6800
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

           On November 19, 2004, FNB Bancorp (the holding company for First National Bank of Northern California), announced that its Board of Directors has declared a stock dividend of approximately 123,633 shares, payable at the rate of one share of Common Stock for every twenty (20) shares of Common Stock owned. The stock dividend will be payable December 15, 2004, to shareholders of record on December 1 2004. FNB Bancorp also announced that its Board of Directors has declared a special cash dividend on common stock payable to the shareholders of record as of December 17, 2004, following the payment of the stock dividend, payable January 5, 2005, at the rate of twelve cents per share. A copy of the news release dated November 19, 2004 announcing the declaration of the dividend is attached hereto as Exhibit 99.23 and is incorporated here by reference.

Item 9.01  Financial Statements and Exhibits.

           99.23 News release dated November 19, 2004 announcing the stock dividend payable December 15, 2004 and the cash dividend payable January 5, 2005.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FNB BANCORP  (Registrant)


 Dated:  November 19, 2004.                By: /s/  James B. Ramsey
                                              ---------------------------------
                                              James B. Ramsey
                                              Senior Vice President and
                                              Chief Financial Officer

                                       2